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                                                                     EXHIBIT 10g





                              HUBBELL INCORPORATED


                          INCENTIVE COMPENSATION PLAN





               Restated and Amended, Effective December 15, 1993
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                              HUBBELL INCORPORATED
                          INCENTIVE COMPENSATION PLAN

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                                   ARTICLE I

                                    PURPOSE

         1.1 The purpose of this Incentive Compensation Plan (the "Plan") is to provide incentive compensation to executive and administrative employees of Hubbell Incorporated (the "Company") and its subsidiaries who have contributed effectively to the success of the Company by their ability, industry, loyalty or exceptional services and to encourage continuance of their services with the Company by a form of recognition of their efforts in contributing significantly to the success and growth of the Company in the preceding fiscal year.

         1.2 The persons eligible to participate in the Plan shall be those employees who are primarily responsible in an administrative or executive capacity for the direction of the functions and operations of the divisions and departments within the Company or a subsidiary of the Company.


                                   ARTICLE II

                                 ADMINISTRATION

         2.1 The Board of Directors shall appoint in each year from among their number at least three directors, none of whom shall be an employee of the Company, to be known as the Bonus and Salary Committee (the "Committee"), to serve at the pleasure of the Board. Vacancies in the Committee shall be filled by the Board.

         2.2 The Committee shall administer the Plan in a nondiscriminatory manner under such rules, regulations and criteria as it shall prescribe. It shall designate a member thereof as secretary to keep minutes and records of its proceedings. It shall report its doings to the Board of Directors. Its decisions in the administration and interpretation of the Plan shall be final as to all interested parties and shall be and constitute acts of the Company.

         2.3 The Committee shall from time to time designate the employees eligible for participation in the Plan. The persons so designated by the Committee are hereinafter called "participants". In making such designations the Committee shall give consideration to the recommendations and criticisms of the executive officers of the Company.





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         2.4  The Committee in its discretion shall determine after the close of each fiscal year the amount, if any, of the incentive payment to be awarded for such fiscal year to each participant. In determining the amount thereof the Committee shall consider the responsibility and position of the participant during such fiscal year, the accomplishments of the division or department under his direction during such fiscal year, the amount of his annual salary during such fiscal year and such other factors as the Committee deems pertinent. The amount of incentive payment to any participant shall not be greater than the annual salary paid to him during such fiscal year. The total of the incentive payments awarded by the Committee with respect to each fiscal year shall not exceed the total amount of the incentive compensation fund as determined under Article III.


                                  ARTICLE III

                                  COMPUTATION
                         OF INCENTIVE COMPENSATION FUND

         3.1 Incentive payments under the Plan shall be made out of the incentive compensation fund. The amount of the incentive compensation fund available for distribution by the Committee shall be as audited and certified by the independent auditors of the Company who shall report the amount thereof to the Board of Directors and to the Committee upon conclusion of the audit of the books for the fiscal year.

         3.2 The incentive compensation fund shall be limited to that amount determined by the independent auditors of the Company. The annual amount paid to the incentive compensation fund shall be equal to 4% of the amount by which the consolidated net earnings of the Company and its subsidiaries exceed 10% of their invested capital and long-term debt at the beginning of each fiscal year. Net earnings shall be computed before provision for the deduction of (i) federal and state income taxes, (ii) the amount of the incentive compensation fund accrued for the year, (iii) extraordinary items and prior period adjustments and (iv) such other adjustments as the auditors deem appropriate under accepted accounting procedures and practices.

         3.3 The unawarded balance of said fund with respect to any fiscal year shall be returned to the general funds of the Company at the end of three years.


                                   ARTICLE IV

                                METHOD OF MAKING
                               INCENTIVE PAYMENTS

         4.1 Incentive payments awarded under the Plan shall be paid in cash. The amount of any incentive payment to be made to a participant in cash shall be paid as soon as





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practicable (but not later than six months) after the close of the fiscal year for which such incentive payment is awarded. Notwithstanding anything contained in the Plan to the contrary, the incentive payments to be awarded to the Chief Executive Officer, the Executive Vice Presidents, the Group Vice President and the General Counsel and Secretary of the Company for the fiscal year ended December 31, 1993, shall be paid on or before December 31, 1993.


                                   ARTICLE V

                               GENERAL PROVISIONS

         5.1 Neither the establishment of the Plan nor the selection of any employee as a participant shall give any such participant any right to be retained in the employ of the Company or any subsidiary of the Company, or any right whatsoever under the Plan other than to receive incentive payments awarded by the Committee.

         5.2 The place of administration of the Plan shall be conclusively deemed to be within the State of Connecticut, and the validity, construction, interpretation and effect of the Plan, its rules and regulations and the rights of any and all participants having or claiming to have an interest therein or thereunder shall be governed by and determined conclusively and solely in accordance with the laws of the State of Connecticut.

         5.3 No member of the Board of Directors or of the Committee shall be liable to any person in respect of the Plan for any act or omission of such member or of any other member or of any officer, agent or employee of the Company.


                                   ARTICLE VI

                             AMENDMENT, SUSPENSION
                                 OR TERMINATION

         6.1 The Board of Directors of the Company may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of the Plan, provided that no such action shall affect the rights of any participant or the operation of the Plan with respect to any payment to which a participant may have become entitled, deferred or otherwise, prior to the effective date of such action.

         6.2 No amendment without prior stockholder approval shall be adopted by the Board of Directors which shall alter the present formula for determining the incentive compensation fund so as to increase the maximum annual amount available for distribution or retroactively affect the payment of any incentive payment awarded for any prior fiscal year.





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                                  ARTICLE VII

                           EFFECTIVE DATE OF THE PLAN

         The Plan shall become effective on December 10, 1968.



- ---------------------------------
As restated and amended on December 15, 1993


11/05/93



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